EXHIBIT 32

Certification of Chief Executive Officer and

Chief Financial Officer Pursuant to

18 U.S.C. Section 1350, As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of CareTrust REIT, Inc. (the “Company”) for the quarterly period ended June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Gregory K. Stapley, as President and Chief Executive Officer of the Company, and William M. Wagner, as Chief Financial Officer, Secretary and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gregory K. Stapley
Name:	Gregory K. Stapley
Title:	President and Chief Executive Officer
Date:	August 13, 2014

/s/ William M. Wagner
Name:	William M. Wagner
Title:	Chief Financial Officer, Treasurer and Secretary
Date:	August 13, 2014

Exhibit 32